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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 11, 1998, accompanying the consolidated financial statements included in the Annual Report of Wiltek, Inc. on Form 10-KSB, as amended, for the year ended October 31, 1998, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

                                          /s/ GRANT THORNTON LLP

New York, New York
December 16, 1999